UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Changes in Fiscal Year.

On March 13, 2018, the Board of Directors (the "Board") of Minerals Technologies Inc. (the "Company") amended the Company's By-Laws ("Amended and Restated Bylaws") to revise its "proxy access" provision.

Article II, Section 18 of the Amended and Restated Bylaws has been amended to (i) eliminate the provision that, so long as the board is classified, limits the number of proxy access nominees that may be nominated in a year to half of the class of nominees for such year (rounded down), (ii) remove the requirement that nominating shareholders file with the SEC all "other communications" in addition to written solicitations, and (iii) eliminate the board's power to suspend proxy access in the event of a proxy contest by a third party and replace it with a provision that reduces the maximum permitted number of proxy access nominees by the number of persons nominated by the third party in the proxy contest, but not below one proxy access nominee.  The amendments to the Bylaws were effective upon adoption.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-Laws of Minerals Technologies Inc., as amended and restated effective March 13, 2018, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits

		3.1	By-Laws of Minerals Technologies Inc., as amended and restated effective March 13, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

Date: March 19, 2018

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

3.1	By-Laws of Minerals Technologies Inc., as amended and restated effective March 13, 2018.

Exhibit 3.1

BY-LAWS OF MINERALS TECHNOLOGIES INC.